Exhibit 99.1
Investor Relations Contact:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces Third Quarter Fiscal 2011 Financial Results
CommVault Reports Record Quarterly Revenues of $83.6 million
Third Quarter Fiscal 2011 Results Include:

GAAP Results:
Revenues	$83.6 million
Income from Operations (EBIT)	$10.5 million
EBIT Margin	12.5%
Diluted Earnings Per Share	$0.16

Non-GAAP Results:
Income from Operations (EBIT)	$15.0 million
EBIT Margin	18.0%
Diluted Earnings Per Share	$0.22
OCEANPORT, N.J. — February 1, 2011 — CommVault [NASDAQ: CVLT] today announced its financial results for the third quarter ended December 31, 2010.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We achieved an excellent third quarter which was highlighted by record quarterly revenues of $83.6 million and record Non-GAAP operating income of $15.0 million. Our sequential software revenue growth of 17% was driven by significantly more enterprise deals (transactions greater than $100,000) and excellent results from our Americas and Australian operations. Our third quarter results validate the strategic relevance of our recently released Simpana 9 data and information management software platform, the overall strength of our sales and services organizations and our sales segmentation strategy launched last April. In the brief time since its release, Simpana 9 has exceeded all of our expectations and is allowing our customers to not only backup and protect their data, but to quickly and easily find, access and recover their data anywhere and at any time. We are still confident that we have the opportunity to deliver double-digit revenue and earnings growth for fiscal 2011.”

Total revenues for the third quarter of fiscal 2011 were $83.6 million, an increase of 18% over the third quarter of fiscal 2010 and an increase of 11% over the prior quarter. Software revenue in the third quarter of fiscal 2011 was $41.8 million, increases of 19% year-over-year and 17% sequentially. Services revenue in the third quarter of fiscal 2011 was $41.9 million, increases of 18% year-over-year and 6% sequentially.
Income from operations (EBIT) was $10.5 million for the third quarter of fiscal 2011 compared to $9.1 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 18% in the third quarter of fiscal 2011 to $15.0 million compared to $12.8 million in the third quarter of the prior year.
For the third quarter of fiscal 2011, CommVault reported net income of $7.3 million, an increase of $1.8 million compared to the same period of the prior year. Non-GAAP net income in the third quarter of fiscal 2011 was $10.0 million, or $0.22 per diluted share, compared to $8.7 million, or $0.19 per diluted share, in the same period of the prior year.
Operating cash flow totaled $10.0 million for the third quarter of fiscal 2011 compared to $11.5 million in the third quarter of fiscal 2010. Total cash and short-term investments were $193.5 million as of December 31, 2010 compared to $174.6 million as of March 31, 2010.
CommVault did not repurchase any shares of common stock under its share repurchase plan during the third quarter of fiscal 2011. As of February 1, 2011, CommVault has repurchased in total $71.7 million of common stock (4.4 million shares) out of the $120.0 million in total that is authorized under its share repurchase program. As a result, CommVault may repurchase the remaining $48.3 million of its common stock under the repurchase program through March 31, 2012.
In the first nine months of fiscal 2011, certain senior executives, directors and employees have, in the aggregate, exercised approximately 805,000 stock options which were approaching the end of their 10-year life.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Recent Business Highlights:
•	On January 28, 2011, CommVault was positioned in the “Leaders” quadrant in Gartner’s Magic Quadrant for Enterprise Disk-Based Backup/Recovery.[1]
•	On December 14, 2010, CommVault announced that its CommVault® Simpana® 9 software garnered the No. 1 ranking in an independent industry guide evaluating virtual server protection software, which was published by research firm DCIG on December 14, 2010.
•	On December 7, 2010, CommVault announced that CommVault and Dell will extend Intelligent Data Management Solutions across Dell DX Object Storage and PowerVault DL Platforms.
•	On November 30, 2010, CommVault announced that it extended its singular approach to data management and protection for SAP environments with its release of Simpana® 9 software, which delivers faster backups, more granular file recoveries and SAP ArchiveLinkTM integration for single-click transfer of files and data from SAP applications to CommVault software.
•	On November 8, 2010, CommVault announced that it has been positioned in the “Challengers” quadrant in Gartner’s Magic Quadrant for Enterprise Information Archiving (EIA), which was published October 29, 2010.[2]
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.
CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.
Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 34% in fiscal 2011 and 32% in fiscal 2010.
CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the third quarter of fiscal 2011 was 32% and the GAAP tax rate for the third quarter of fiscal 2010 was 41%. On an annual basis, the GAAP tax rate over the past four fiscal years was 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate over the past three fiscal years was 10% for fiscal 2010 and 13% for both fiscal 2009 and fiscal 2008. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate for fiscal 2011 and fiscal 2012. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to a non-GAAP tax rate of 32% in fiscal 2010 and 34% in the nine months ended December 31, 2010. CommVault anticipates that it will measure itself to non-GAAP tax rates of 34% for the full fiscal 2011 fiscal period and 36% for fiscal 2012. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the gradual increase in the cash tax rate as it approaches the GAAP tax rate over the next two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.
Conference Call Information
CommVault will host a conference call today, February 1, 2011, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 866-202-4367 (domestic) or 617-213-8845 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.

[1]	Gartner “Magic Quadrant for Enterprise Disk–Based Backup/Recovery” by Dave Russell, Sheila Childs and Alan Dayley, January 28 2011.
[2]	Gartner “Magic Quadrant for Enterprise Information Archiving” by Sheila Childs and Ken Chin, October 29 2010.
About CommVault
A singular vision — a belief in a better way to address current and future data and information management needs — guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk.

CommVault’s Simpana® software modules were designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Backup, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.
About the Magic Quadrant
The Magic Quadrant is copyrighted 2010 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, Farline, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, SnapProtect, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues:
Software	$41,769	$35,223	$105,822	$97,844
Services	41,860	35,468	119,333	99,743

Total revenues	83,629	70,691	225,155	197,587

Cost of revenues:
Software	628	724	1,786	2,313
Services	9,526	8,373	27,405	24,109

Total cost of revenues	10,154	9,097	29,191	26,422

Gross margin	73,475	61,594	195,964	171,165

Operating expenses:
Sales and marketing	43,877	35,256	118,262	100,216
Research and development	9,600	8,812	26,855	24,612
General and administrative	8,535	7,521	24,676	21,960
Depreciation and amortization	978	882	2,786	2,660

Income from operations	10,485	9,123	23,385	21,717

Interest expense	(27)	(32)	(80)	(78)
Interest income	162	91	435	293

Income before income taxes	10,620	9,182	23,740	21,932
Income tax expense	(3,368)	(3,742)	(7,571)	(9,339)

Net income	$7,252	$5,440	$16,169	$12,593

Net income per common share:
Basic	$0.17	$0.13	$0.37	$0.30

Diluted	$0.16	$0.12	$0.35	$0.28

Weighted average common shares outstanding:
Basic	43,318	42,270	43,132	41,929

Diluted	46,209	45,485	46,084	44,670

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	March 31,
	2010	2010

Assets
Current assets:
Cash and cash equivalents	$191,393	$169,518
Short-term investments	2,150	5,043
Trade accounts receivable, net	65,648	58,049
Prepaid expenses and other current assets	5,786	4,612
Deferred tax assets	16,490	16,693

Total current assets	281,467	253,915

Deferred tax assets	23,867	24,485
Property and equipment, net	6,516	6,356
Other assets	1,645	1,259

Total assets	$313,495	$286,015

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,763	$1,891
Accrued liabilities	28,340	25,727
Deferred revenue	90,833	83,112

Total current liabilities	120,936	110,730

Deferred revenue, less current portion	12,334	9,140
Other liabilities	7,219	7,845

Total stockholders’ equity	173,006	158,300

Total liabilities and stockholders’ equity	$313,495	$286,015

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31,
	2010	2009

Cash flows from operating activities
Net income	$16,169	$12,593
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,881	2,745
Noncash stock-based compensation	11,148	11,406
Excess tax benefits from stock-based compensation	(4,563)	(2,669)
Deferred income taxes	(2,075)	2,792

Changes in operating assets and liabilities:
Trade accounts receivable	(7,035)	(5,062)
Prepaid expenses and other current assets	(1,143)	(1,981)
Other assets	(349)	195
Accounts payable	(135)	(445)
Accrued liabilities	9,521	4,735
Deferred revenue	9,709	10,225
Other liabilities	(672)	542

Net cash provided by operating activities	33,456	35,076

Cash flows from investing activities
Purchase of short term investments	(2,751)	(4,293)
Proceeds from maturity of short-term investments	5,644	—
Purchase of property and equipment	(3,000)	(2,351)

Net cash used in investing activities	(107)	(6,644)

Cash flows from financing activities
Repurchase of common stock	(31,506)	—
Proceeds from the exercise of stock options	13,871	6,000
Excess tax benefits from stock-based compensation	4,563	2,669

Net cash provided by (used in) financing activities	(13,072)	8,669

Effects of exchange rate — changes in cash	1,598	2,044

Net increase in cash and cash equivalents	21,875	39,145
Cash and cash equivalents at beginning of period	169,518	105,205

Cash and cash equivalents at end of period	$191,393	$144,350

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$10,485	$9,123	$23,385	$21,717
Noncash stock-based compensation (1)	4,188	3,516	11,148	11,406
FICA expense on stock option exercises and vesting on restricted stock awards (2)	364	116	994	293

Non-GAAP income from operations	$15,037	$12,755	$35,527	$33,416

GAAP net income	$7,252	$5,440	$16,169	$12,593
Noncash stock-based compensation (1)	4,188	3,516	11,148	11,406
FICA expense on stock option exercises and vesting on restricted stock awards (2)	364	116	994	293
Non-GAAP provision for income taxes adjustment (3)	(1,791)	(358)	(4,629)	(1,423)

Non-GAAP net income	$10,013	$8,714	$23,682	$22,869

Diluted weighted average shares outstanding	46,209	45,485	46,084	44,670

Non-GAAP diluted net income per share	$0.22	$0.19	$0.51	$0.51

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Cost of services revenue	$101	$104	$275	$350
Sales and marketing	1,887	1,554	5,041	5,170
Research and development	464	533	1,222	1,765
General and administrative	1,736	1,325	4,610	4,121

Stock-based compensation expense	$4,188	$3,516	$11,148	$11,406

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 34% in fiscal 2011 and 32% in fiscal 2010.